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                                                                   EXHIBIT 10.47


                         SALES REPRESENTATIVE AGREEMENT

        THIS SALES REPRESENTATIVE AGREEMENT (the "Agreement") made this 16th day of August 2000, by and between Intervisual Books, Inc., a California corporation (hereinafter referred to as "IBI"), and Steven Ades (hereinafter referred to as "REP"), is made with respect to the following facts:

        A. IBI is engaged in the manufacture, distribution and sale of books, interactive toys and playsets and the sale and distribution of video cassettes and DVDs and other products.

        B. REP desires to be engaged as an independent sales representative for the promotion and sale of Advertising Materials (as defined below) on the terms and conditions set forth in this Agreement.

        C. IBI desires to engage REP for such services.

        IN CONSIDERATION OF THE FOREGOING and of the mutual promises and covenants hereinafter contained, the parties agree as follows:

                1. Definitions. For purposes of this Agreement only, the terms hereinafter set forth shall have the following meanings:

                        a. The term "Advertising Materials" means magazine inserts, sales aids, marketing and promotion materials, catalogs, advertising premiums and packaging materials.

                        b. The term "Client" means a company that produces Advertising Materials which are represented by IBI.

                        c. The term "sole discretion" means the sole subjective judgment of IBI, provided that such judgment is made on a commercially-reasonable basis.

                2. Appointment. IBI hereby appoints REP, and REP does hereby accept such appointment to act as IBI's exclusive sales representative for the promotion of and soliciting of orders for Advertising Materials on the terms contained herein.

                3. Finder's Fee. REP shall be entitled to a finders fee for acting as IBI's non-exclusive acquisition agent for new products of a type not traditionally sold or carried by IBI as provided for in this Section 3. The finders fee for each such new product acquired by IBI with the direct and active assistance of REP shall be three percent (3%) of the gross sales proceeds received by IBI for a particular product for sales


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made during the one-year period beginning on the date the first payment is received.

                4. Term. The term of this Agreement will end on May 11, 2002, unless sooner terminated under the provisions below.

                5. Undertakings of REP. REP represents, warrants and undertakes all of the following:

                        a. To diligently sell and promote the sale of Advertising Materials for IBI and its Clients and to promote the good will, name and interest of IBI and Advertising Materials produced or developed by IBI;

                        b. To maintain familiarity with the financial condition of customers, their current and prospective requirements, and promptly notify IBI of any information coming into REP's possession which may be helpful to IBI or its Clients or which tends to or might affect the credit granted to a customer;

                        c. To immediately forward to IBI for acceptance by IBI or its Clients all orders taken by REP for Advertising Materials;

                        d. To actively solicit business for Advertising Materials and to service the customers who purchase Advertising Materials, all or upon such prices, terms, conditions and policies as are established from time to time by IBI;

                        e. To comply promptly with all IBI's requirements for reporting the activities of REP; and

                        f. To immediately forward to IBI all inquiries received from customers.

                        Notwithstanding anything to the contrary in this Agreement, REP may act as an independent sales representative for his own account with respect to other products; provided, however, in no event may REP represent any product that conflicts with or competes directly or indirectly with any of the products created, manufactured, or distributed by IBI.

                6. Materials furnished by IBI. IBI shall, from time to time, furnish REP with such samples of products and such literature, advertising materials, report forms and other materials as IBI deems appropriate for use by REP in the solicitation of business for Advertising Materials and to service such customers. All such materials furnished by IBI to REP shall be returned to IBI upon termination of this Agreement and in as good condition as when received by REP, with allowance for ordinary wear and tear.



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                7. Determination of Policy. IBI shall furnish to REP from time to time information showing the Advertising Materials produced, distributed or represented by IBI, the prices at which such items may be quoted, the terms of sales, the sales policies of IBI and/or Clients with respect thereto, and the time, manner or method of reporting by REP to IBI, all of which shall be within the sole discretion of IBI or its Clients as the case may be. Such information may be changed and modified from time to time, in whole or in part, by IBI or its Clients, and REP agrees to conform to and abide by all such terms, conditions, policies, methods and reporting requirements.

                8. Orders. All orders taken by REP shall be forwarded immediately to IBI. With respect to such orders, the following provisions shall apply:

                        a. No order taken by REP shall be binding upon IBI or IBI's Clients until and unless the same is approved by IBI (or the Client, if necessary) and accepted in writing.

                        b. Each order for Advertising Materials shall be at the prices and on the terms then applicable under the IBI's policies.

                        c. IBI and each Client reserve the right in their sole discretion to decline to accept any order obtained by REP, to discontinue the performance of any phase of its business or its entire business, to allocate its business among customers during any period of shortages, or to cancel any previously accepted order, in whole or in part, all without such Client or IBI incurring any liability whatsoever to REP hereunder.

                9. Commissions. IBI agrees to pay to REP, and REP agrees to accept, as full and complete payment for all services rendered by REP and for all duties, obligations and liabilities assumed by REP, commissions on sales of Advertising Materials determined and payable as follows:

                        a. Commissions shall be computed as a percentage of the gross profit actually realized by IBI ("Commission Rate") based upon a sliding scale depending on the "Actual Profit Margin" on each sale as follows:

        Actual Gross Profit Margin Realized      Commission Rate
        Below 20%                                To be negotiated case-by-case
        20% - 29.9%                              10.00%
        30% - 32.4%                              11.25%
        32.5% - 34.9%                            12.50%
        35% - 37.4%                              13.25%
        37.5% and above                          15.00%



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The Commission payable to REP shall be the product of the Actual Gross Profit
Margin Realized by IBI on the sale of particular Advertising Materials multiplied by the applicable Commission Rate. Actual Gross Margin is defined as the amount invoiced by the Company, less the cost invoiced to the Company by the supplier, less any freight paid by the Company.

                        b. Commissions are earned when, and to the extent, the Company receives payment from the purchaser of the Advertising Materials.

                        c. IBI shall periodically advise REP of orders accepted or rejected, shipments made and payments received.

                        d. For one year following the termination of this Agreement, REP shall be entitled to earn a commission on those sales of Advertising Materials directly resulting from REP's activities, even though such sale occurs after the termination of this Agreement. For this purpose, a "sale" shall be deemed to be made when an order is accepted, even though payment upon which the commission is earned is received after the one-year post-termination period; provided, however, that commissions shall only become payable for qualifying sales to the extent that payment from the customer is received by IBI.

                10. Payment of Commissions and Finders Fees. Commissions and finders fees due to REP shall be paid on the 25th day of each and every calendar month during the term hereof. Payment of commissions and finder's fees shall be made under the formulas described above, for payments received by IBI from purchases of Advertising Materials, within the preceding calendar month, reduced by the advances, if any, made by IBI to REP for such month and any reimbursements owing by Rep to IBI as a result of returns or allowances.

                11. Audit. REP shall have the right to designate a certified public accountant to inspect and review of the IBI's books and records relating to the computation of the commission and finders fees, provided that such accounting firm will hold such records in confidence except as necessary to report to both Parties on the results of the audit. Such audits shall be conducted during normal business hours on at least ten (10) days written notice, and shall be limited to no more than two audits during each 12-month period. If an inspection shows that IBI's calculation of the fees has understated the amount due by more than ten percent (10%) for any period, IBI will pay, in addition to the amount due, the accounting firm's fees for such audit unless the error and its discovery resulted from a good faith difference between the Parties as to how to interpret the Agreement. Each party shall retain all records relating to its performance of its obligations for at least two (2) years.

                12. Termination. The term of this Agreement shall continue until terminated on the occurrence of any of the following events:



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                        a. By either party, upon the expiration of the initial
term of this Agreement or any annual one-year period thereafter; or

                        b. By either party without cause on thirty (30) days' written notice to the other. (If this agreement is terminated by IBI without cause, then IBI agrees to consider any request made by the REP to remove restrictions on the ability of the REP to compete with IBI. All requests for consideration must be made in writing and included a description of the business the REP would like to participate in. IBI agrees to negotiate in good faith and not to unreasonable withhold its approval), or

                        c. On thirty (30) days' written notice in the event of a breach or default by the other party in the performance of any of its obligations under this Agreement; or

                        d. By IBI or REP, without notice, in the event of REP's death, IBI's dissolution or the insolvency of either, or the commencement of any bankruptcy, receivership, or similar type proceedings against IBI or REP.

                13. Delays. IBI shall not be deemed in default under any of the terms and conditions of this Agreement where delays or inability to perform are occasioned by strikes, boycotts, war, lock-outs, shortages, acts of God, governmental regulations, or other occurrences beyond the control of IBI or its Clients. In no event shall IBI or a Client have any liability or obligation to REP by reason of such delays.

                14. REP as Independent Contractor. It is specifically understood and agreed that REP is acting as an independent contractor hereunder and that REP is not an agent, partner, or co-venturer of IBI or any of its Clients. In this connection, it is specifically understood and agreed:

                        a. REP does not have, nor shall he hold himself out as having, the power to make commitments or bind IBI or any Client in any way, nor in any way attempt to pledge credit or extend credit in IBI's or Client's name;

                        b. REP's business expenses, including but not limited to those incurred for traveling, maintenance, entertainment, office, clerical, employee wages, and all other selling and operating expenses that may be incurred by REP, shall be the responsibility of REP;

                        c. REP shall provide, at his own expense, adequate equipment and facilities to perform his obligations hereunder; and

                        d. REP shall be responsible for all taxes arising out of the terms of this Agreement and REP's engagement by IBI.



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                        Nothing contained herein shall be deemed to prevent or
prohibit IBI from furnishing facilities and support under any separate agreement or undertaking to reimburse REP for any specific expenditure, provided all of the following conditions are met:

                        (i) Prior to incurring such expenditure, REP advised IBI of the item contemplated, the reasons therefor, and the maximum cost thereof;

                        (ii) A duly authorized officer of IBI has approved in writing such item and the maximum amount authorized therefor;

                        (iii) After incurring such expenditure for such authorized item, REP furnishes IBI with sufficient vouchers and evidence of the actual costs incurred by REP for such duly approved item; and

                        (iv) The amount reimbursed shall in no event exceed the maximum amount originally authorized.

                15. Miscellaneous Provisions. The following additional provisions shall apply:

                        a. Assignability. Neither this Agreement nor any rights and obligations covered by it are transferable or assignable, in whole or in part, by REP, either voluntarily, involuntarily, or by operation of law, without the prior written consent of IBI first had and obtained. This Agreement, and any right covered thereby, may be assigned by IBI to any successor of IBI, or that portion of IBI's business covered by this Agreement.

                        b. Changes or Alterations. No change, addition or modification to this Agreement shall be effective unless and until the same is in writing and properly executed by the parties hereto.

                        c. Notices. Every notice, consent, approval or other communication (sometimes referred to as "notice") which either party is respectively required or desires to give or make or communicate to another party shall be in writing and made by delivery personally or by mailing by registered or certified mail, first class postage and fees prepaid, return receipt requested, to the address set forth on the signature page hereof, or at such other address or addresses as any party hereto may designate from time to time by notice given as herein provided.

                        d. Severability. If any provision of this Agreement or the application of such provision to any person or circumstance shall be held invalid by a final judgment or a court of competent jurisdiction, the remainder of this Agreement and the application of such provision to persons or circumstances other than those as to which it is held invalid, shall not be affected thereby.



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                        e. Completeness of Agreement. There are no
understandings, representations, conditions, warranties and covenants which are not contained in this Agreement. This Agreement supercedes and cancels all previous contracts, arrangements, or understandings that may have existed or may exist between the parties.

                        f. Attorneys' Fees. In the event of any dispute arising out of the subject matter of this Agreement, the prevailing party shall be entitled to recover from the nonprevailing party its costs and expenses (including reasonable attorneys' fees) incurred in arbitrating or otherwise resolving such dispute.

                        g. Effectiveness of Agreement. This Agreement shall not become effective until accepted by IBI by a duly authorized officer at its office in Los Angeles, California.

                        h. Actions. IBI and REP shall have a duty to act in a commercially reasonable manner and to behave toward one another in good faith and with fair dealing in the execution of their responsibilities hereunder.

        IN WITNESS WHEREOF, the parties have hereunto set their hands the day and year first above set forth.

                                       INTERVISUAL BOOKS, INC.



                                       By: /s/ Waldo H. Hunt
                                           -------------------------------------
                                           Name: Waldo H. Hunt
                                           Title: CEO

                                       REP



                                       /s/ Steven Ades
                                       -----------------------------------------
                                       STEVEN ADES



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